UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 14, 2007

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Amendment to 2007 Stock Incentive Plan

On August 27, 2007, the Board of Directors of Blue Coat Systems, Inc. (the “Company”) approved the Company’s 2007 Stock Incentive Plan (the “Plan”), subject to the approval of the Company’s stockholders. The Plan provides for the granting of options, share appreciation rights, restricted shares, and stock units to employees, non-employee directors and consultants of the Company and its subsidiaries and affiliates. The Company included a description of the Plan in the Proxy Statement sent to stockholders on or about August 29, 2007 under the heading “Proposal 3 – Approval of the Blue Coat Systems, Inc. 2007 Stock Incentive Plan” and attached a copy of the Plan as Appendix A to that Proxy Statement.

As a result of discussions between representatives of the Company and Institutional Shareholder Services (“ISS”) regarding the Plan, on September 14, 2007, the Board of Directors of the Company adopted resolutions to amend Section 3.2 of the Plan to eliminate certain language that ISS believed could permit liberal share recycling. As a result of that amendment, Section 3.2 of the Plan now provides as follows:

Shares Returned to Reserve. If Options, SARs or Stock Units are forfeited or terminate before being exercised or settled, then the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then all of the Common Shares (if any) actually issued in settlement of such SARs plus any Common Shares that represent payment of the exercise price shall reduce the number available under Section 3.1. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, then such Common Shares shall again become available for issuance under the Plan. Further, if Restricted Shares or Stock Units are forfeited or repurchased by the Company, then 1.5 times the number of Common Shares so forfeited or repurchased will again become available for issuance under the Plan.

The Company believes the amendment is consistent with, and clarifies, the Company’s intent regarding its ability to reuse shares subject to forfeited or terminated equity awards.

At the Annual Meeting to be held on October 2, 2007, stockholders will have the opportunity to vote whether to approve the Plan, as amended in accordance with the resolutions discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: September 17, 2007	By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary